Exhibit 10.5

THIRD AMENDMENT TO

REAL ESTATE PURCHASE AND SALE AGREEMENT

This THIRD AMENDMENT TO REAL ESTATE PURCHASE AND SALE AGREEMENT (this "Third Amendment"), is made as of this 28th day of April, 2017 (the "Effective Date"), by and between MEDALIST FUND I-A, LLC, a Delaware limited liability company ("Seller"); and MEDALIST DIVERSIFIED HOLDINGS, L.P., a Delaware limited partnership, or its permitted assigns ("Buyer").

RECITALS

A.       Seller and Buyer entered into that certain Real Estate Purchase and Sale Agreement effective as of June 1, 2016, as amended (collectively, the "Agreement"), regarding the purchase of the Property, which is more particularly described in the Agreement.

B.       The parties have agreed to modify and amend the Agreement as more particularly set forth in this Third Amendment.

AMENDMENT

NOW, THEREFORE, in consideration of the mutual promises herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the Parties, the Parties agree as follows:

1.       Definitions. All capitalized terms used this in this Third Amendment but not otherwise defined shall have their same meanings as set forth in the Agreement.

2.       Closing Date. The Closing Date shall be April 28, 2017.

3.       Post-Closing Escrow. Notwithstanding the provisions of the Second Amendment, the parties have agreed that they will not have a Post-Closing Escrow held by Escrow Agent. The provisions of the Second Amendment related to the Post-Closing Escrow are hereby deemed to be of no further force or effect.

4.       Post-Closing Agreement. In lieu of a Post-Closing Escrow, the Seller and Buyer agree to execute at closing a Post-Closing Agreement (the "Post-Closing Agreement") that will provide as follows: (i) Seller and Buyer shall each be responsible for the payment of an amount equal to Three Hundred Fifty Thousand Dollars ($350,000.00) ("Seller's Contribution" and "Buyer's Contribution," respectively) toward the Lender Escrow Funds (as defined in the Post Closing Agreement); (ii) Buyer shall return the Seller's Contribution to Seller if a Replacement Tenant executes a lease within 18 months following the Closing and Lender releases the Lender Escrow Funds to Buyer; and (iii) if Buyer cannot find a replacement Tenant within 18-months of the Closing and Lender will not agree to release the Lender Escrow Funds to Buyer, then Buyer's obligation to return the Seller's Contribution to Seller shall be null and void and of no further force or effect. The foregoing provisions are intended only to describe the Post-Closing Agreement, and in the event of any conflict between this Third Amendment and the Post-Closing Agreement, the provisions of the Post-Closing Agreement shall control.

5.  Ratification. The parties hereby ratify and affirm the Agreement, which Agreement shall remain in full force and effect, except as specifically modified by this Third Amendment.

6.  Counterpart Signatures. This Third Amendment may be signed in any number of counterparts, each of which shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.

7.  Facsimile and PDF Signatures. Handwritten signatures to this Third Amendment transmitted by telecopy or electronic mail (for example, through use of a Portable Document Format or "PDF" file) shall be valid and effective to bind the party so signing. Each party to this Third Amendment shall be bound by its own telecopied or electronically transmitted handwritten signature and shall accept the telecopied or electronically transmitted handwritten signature of the other party to this Third Amendment.

[Remainder of page intentionally left blank; signatures to follow on next pages.]

IN WITNESS WHEREOF, the parties hereto have executed this Third Amendment as of the date Second written above.

SELLER:

MEDALIST FUND I-A, LLC, a
Delaware limited liability company

By:	Medalist Fund Manager, Inc., a
Virginia corporation
Its:	Manager

By:	/s/ Thomas Messier
Name:	Thomas Messier
Title:	Manager

BUYER:

MEDALIST DIVERSIFIED HOLDINGS, L.P., a
Delaware limited partnership

By:	/s/ William R. Elliott
William R. Elliott, Authorized Signatory